Contact:     Todd Shoot
SVP, Investor Relations / Treasurer    (217) 221-4416

Titan International, Inc. Closes Private Placement of
Senior Secured Notes Due 2028

QUINCY, IL. - Titan International, Inc. (NYSE: TWI) (“Titan” or the “Company”) today announced the closing of its offering of $400 million aggregate principal amount of 7.00% Senior Secured Notes due 2028 (the “2028 Notes”). The 2028 Notes were offered and sold in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States in compliance with Regulation S.

Titan intends to use the net proceeds from the offering and cash on hand to finance the redemption of its 6.500% Senior Secured Notes due 2023 (the “2023 Notes”), including all call premiums, accrued interest, costs and expenses associated therewith. The 2023 Notes were called for redemption on April 7, 2021 in accordance with the applicable provisions of the indenture governing the 2023 Notes. The 2023 Notes will be redeemed on May 7, 2021.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the 2028 Notes. Any offers of the 2028 Notes will be made only by means of a private offering circular. The 2028 Notes have not been registered under the Securities Act or the securities laws of any jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This press release is for information purposes only and does not constitute an offer to purchase or a solicitation of an offer to purchase any of the 2023 Notes.

Safe harbor statement:
This press release contains forward-looking statements regarding the use of the proceeds for the 2028 Notes; and the Company’s intention to redeem the 2023 Notes. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the

Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect, and actual results may vary materially from those indicated or anticipated by such statements. The inclusion of such statements should not be regarded as a representation of such plans, estimates or expectations will be achieved. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the continued effect of the COVID-19 pandemic on our operations and financial performance; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; the Company's ability to maintain satisfactory labor relations; unfavorable outcomes of legal proceedings; the Company's ability to comply with current or future regulations applicable to the Company's business and the industry in which it competes or any actions taken or orders issued by regulatory authorities; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company's outstanding indebtedness; unfavorable product liability and warranty claims; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; results of investments; the effects of potential processes to explore various strategic transactions, including potential dispositions; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.
About Titan
Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in Illinois, the Company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.